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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Columbia International Equity Fund Class A, B and C Shares Prospectus, the Class T and G Shares Prospectus, and the Class Z Shares Prospectus, which are incorporated by reference in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of Columbia International Stock Fund, Inc.

We also consent to the use of our report dated November 14, 2003 on the Columbia International Equity Fund included in the Annual report to Shareholders for the fiscal year ended September 30, 2003 incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of Columbia International Stock Fund, Inc.


                                                ERNST & YOUNG LLP


Boston, Massachusetts
November 23, 2004